Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:          PPOL, Inc.

Commissioners:

We have read the statements by registrant PPOL, Inc. contained in Item 4.01 of its Form 8-k dated September 1, 2005, which was filed with the United States Securities and Exchange Commission on September 9, 2005 (copy attached). Stonefield Josephson, Inc. (“Stonefield”) agrees with the statements concerning it in such Form 8-k, except as follows:

(1)   First Paragraph: Stonefield notified PPOL, Inc. that Stonefield ceased the client-auditor relationship, not that it “will not stand for reelection” as PPOL, Inc.’s auditor; and

(2)   Sixth Paragraph: Stonefield advised PPOL, Inc. to seek legal advice as to the appropriate time period for retaining the Japanese subsidiary’s documentation.

Very truly yours,

Stonefield Josephson, Inc.

WWW.SJACCOUNTING.COM

Santa Monica		Irvine		San Francisco		Walnut Creek
1620 26th Street		4 Park Plaza		655 Montgomery Street		1333 N. California Boulevard
Suite 400 South		Suite 900		Suite 1220		Suite 470
Santa Monica, California 90404		Irvine, California 92614		San Francisco, California 94111		Walnut Creek, California 94596

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